UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2007
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 20, 2007, Advanta Corp. and its subsidiaries (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Christopher J. Carroll, following his departure as an employee of the Company. Mr. Carroll ceased to be an employee and Chief Credit Officer of the Company effective as of November 29, 2007. The following is summary of the terms of the Separation Agreement, which will become irrevocable on December 28, 2007. Subject to certain terms and conditions set forth in the agreement, the Separation Agreement provides for: one year of separation payments up to an aggregate gross amount of $305,787; COBRA subsidy payments during the same period as the separation payments are being made; and outplacement services for six months. In addition, under the Separation Agreement Mr. Carroll is providing the Company with a general release. The description of the Separation Agreement is qualified in its entirety by the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(c) Exhibits
     The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and General Release , dated as of December 20, 2007, between Advanta Corp. and Christopher J. Carroll

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: December 21, 2007

	By:	/s/ Elizabeth H. Mai

Elizabeth H. Mai, Chief Administrative
Officer, Senior Vice President, Secretary
and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and General Release , dated as of December 20, 2007, between Advanta Corp. and Christopher J. Carroll